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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K



                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           _________________________


      Date of Report (Date of earliest event reported): December 31, 1997




                             INLAND RESOURCES INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)





      Washington                      0-16487                  91-1307042
------------------------         -----------------         -----------------
(State of incorporation)      (Commission File No.)         (IRS Employer
                                                             Identification No.)




             475 17TH STREET, SUITE 1500, DENVER, COLORADO  80202
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         (Address of principal executive offices, including zip code)



                                (303) 292-0900
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             (Registrant's telephone number, including area code)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
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     On December 31, 1997, Inland Refining, Inc. ("Refining"), a wholly owned subsidiary of Inland Resources Inc. (the "Company"), acquired from Crysen Refining, Inc. ("Crysen") the oil refinery and related assets, inventory and receivables owned by Crysen in Woods Cross, Utah (the "Woods Cross Refinery") for a purchase price of $17.5 million; and acquired from Sound Refining, Inc. ("Sound") all of Sound's inventories and accounts receivable relating to Sound's oil refinery in Tacoma, Washington (the "Sound Refinery") for a purchase price of $4.25 million.

     The purchase price for the Woods Cross Refinery and associated receivables, inventory and other assets, and the purchase price for the inventory and accounts receivable relating to the Sound Refinery, were funded $9.25 million from the Company's existing senior credit facility with ING (U.S.) Capital Corporation and $12.5 million from a new credit facility entered into by Refining with Banque Paribas, which was also closed on December 31, 1997. Refining also assumed certain contractual relationships of Crysen and Sound relating to the purchased assets.

     A nonaffiliated third party purchased the Sound Refinery and related assets (other than inventory and receivables and certain associated payables) from Sound on December 31, 1997 by assuming an existing $1.5 million note payable to Banque Paribas. At the closing of this transaction, Refining purchased the note receivable from Banque Paribas for a purchase price of $1.5 million, which was funded by a draw on the new credit facility with Banque Paribas, and pledged the note receivable and the Sound Refinery as additional collateral under the new Banque Paribas credit facility. The Woods Cross Refinery and related assets, receivables and inventory, as well as the receivables and inventory purchased by Refining relating to the Sound Refinery, are also pledged as collateral to secure payment of the new Banque Paribas credit facility.

     The Woods Cross Refinery is located on approximately 42 acres in the northern sector of the Salt Lake City metropolitan area in Woods Cross, Utah, on property owned by Refining. The Woods Cross Refinery has an overall crude capacity of approximately 12,500 barrels per day ("BPD"), but its current effective crude capacity is approximately 8,500 BPD due to the mix of crude feedstocks being processed. The Woods Cross Refinery is a relatively simple, hydroskimming plant, consisting of atmospheric and vacuum distillation, catalytic reforming, distillate dewaxing and desulfurization and asphalt blending and oxidizing. It does not have a catalytic cracker. Consequently, it is able to process approximately 30% of a barrel of the Company's Blax Wax crude into high end petroleum products (e.g., gasoline, diesel, military jet fuel) with the remaining approximately 70% being processed into low end petroleum products (e.g. waxes, tar, asphalt). The Woods Cross Refinery currently processes Wyoming Sweet, Black Wax, Yellow Wax, Nevada Asphaltic, California Santa Maria, and Canadian crudes, and its products produced include all grades of motor gasoline, kerosene, #1 diesel, #2 diesel, waxes, heavy vacuum gas oil, road asphalt, air blown asphalt and polymerized asphalt. The refinery has the capability to receive and ship crude and product by rail car and truck, receives crude oil via the Amoco and Chevron pipelines, and ships crude and product via the Chevron pipeline. The refinery has a 485,000 barrel capacity of tankage on site.

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     The Woods Cross Refinery currently has capacity to process approximately
1,000 BPD of Black Wax crude. The Company estimates it would take approximately three months and approximately $500,000 to upgrade the facility to allow it to process up to 6,000 BPD of Black Wax. The Company is considering whether to make these upgrades to provide an additional processing source for its Black Wax production from the Monument Butte Field. The Company presently produces approximately 5,400 barrels per day of Black Wax crude oil from the Monument Butte Field.

     Refining's Credit Agreement with Banque Paribas constitutes a revolving line of credit in an amount not to exceed $23.75 million for use by Refining in partially funding the acquisition, for use as working capital and for letters of credit to be issued by Banque Paribas for the benefit of Refining, provided that the aggregate amount of loans outstanding (not including letters of credit) prior to April 1, 1998 cannot exceed $16.5 million and thereafter the amount of loans outstanding (not including letters of credit) cannot exceed $8 million. All amounts funded, both loans and letters of credit, under the Credit Agreement must be repaid by January 29, 1999. The Credit Agreement is secured by all assets of Refining. Refining's ability to borrow funds or have letters of credit issued under the Credit Agreement are subject to its compliance with various financial covenants and ratios. Amounts outstanding under the Credit Agreement bear interest at the prime rate of The Chase Manhattan Bank in New York,, New York, and interest is payable monthly.

     Neither the Company nor Inland Production Company has guaranteed or is otherwise responsible for repayment of any loans made pursuant to the Credit Agreement, but the Company has pledged its stock in Refining to Banque Paribas as additional collateral for the Credit Agreement. The Company and Inland Production Company have agreed with Banque Paribas that if they receive proceeds of any equity or capital markets financial transaction, they will cause to be contributed as additional capital to Refining sufficient portions thereof to allow Refining to make certain prepayments required to be made under the Credit Agreement on or before April 1, 1998 in the estimated amount of up to $5 million. The Company and Inland Production Company have indicated to Banque Paribas that they are confident that such amounts can be timely raised and contributed to Refining, if necessary to make such repayments.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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(A) AND (B)  The audited and unaudited interim financial information and pro forma financial information regarding the Woods Cross Refinery required to be filed under Items 7(a) and (b) is not available as of the date of this Report. Such information will be filed under cover of an amendment to this Report as soon as it is available, but not later than sixty (60) days after this Report was required to be filed.

(C)  EXHIBITS  - The following exhibits are filed herewith:

     4.1 Credit Agreement dated as of December 24, 1997 between Inland Refining, Inc. ("Refining") and Banque Paribas (without exhibits).

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     10.1      Asset Purchase and Sale Agreement dated as of July 14, 1997 between Crysen Corporation, Crysen Refining, Inc., Sound Refining, Inc. and the Company, as amended by the first, second and third amendments thereto.

     10.2 Assignment and Assumption Agreement dated as of December 24, 1997 between the Company and Inland Refining, Inc.

     10.3 Assignment and Assumption Agreement dated as of December 24, 1997 between the Company and Refinery Technologies, Inc.

     10.4 Assignment and Assumption Agreement dated as of December 24, 1997 between the Company and San Jacinto Carbon Company.

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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 1998

                                    INLAND RESOURCES INC.

                                    By:  \s\ Kyle R. Miller
                                         --------------------------------
                                         Kyle R. Miller, President and
                                         Chief Executive Officer

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